UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2003

FIRST COMMUNITY FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington	0-24024	91-1277503
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification Number)

721 College St SE
Lacey, Washington 98503
(Address of Principal Executive Offices)(Zip Code)

(360) 459-1100
(Registrant’s Telephone Number, Including Area Code)

None
(Former name or former address, if changed since last report)

Item 5     Other Information

On April 18, 2003 First Community Financial Group, Inc. (the “Company”) announced the hire of Cathy Reines as Chief Financial Officer.  A copy of the press release announcing the hire of Ms. Reines is attached as an exhibit to this report.

Item 7.      Financial Statements and Exhibits

(a)           Financial statements

Not Required

(b)           Pro Forma Financial Information

Not required

(c)           Exhibits.

Exhibit

(99)	Press Release dated April 18, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY FINANCIAL GROUP, INC. (Registrant)

Dated May 2, 2003	By:	/s/ Ken F. Parsons, Sr.
Ken F. Parsons, Sr. President and Chief Executive Officer